Exhibit 10.23

Form MY04 #TM1019 Rev. 20031112 Page # 1 of# 3 BMW Assist Subscriber Agreement Contract # Services valid until: MM/DD/YY Step 1. After client signs both copies, fax to 1-888-226-9492 only if data transmission fails. Step 2. Give the client a signed Subscriber Agreement (3 pages), BMW Assist intro & Owner’s Circle info. Place 2nd copy in file. Step 3. Make an Acquaintance Call in the car with the client by pushing the SOS button. For questions, please call BMW Assist at 1-888-333-6118. PRIMARY SUBSCRIBER INFORMATION (Required) SECONDARY SUBSCRIBER INFORMATION (Optional) Title: First Name M.I. Title First Name M.I. Last Name Suffix: Last Name Suffix: Company Name (if company vehicle) Address Apt # (optional) Address Apt # (optional) City State ZIP City State ZIP Evening Phone - Ext. Evening Phone - Ext. Daytime Phone - Ext. Daytime Phone - Ext. Mobile/ CellPhone - Ext. Mobile/ Cell Phone - Ext. E-Mail Address E-Mail Address Password Required (Suggest Mother’s Maiden Name) Owner’s Circle Username Password Required (Suggest Mother’s Maiden Name) VEHICLE INFORMATION (Required) Make: BMW Model Model Year Vehicle Color License Plate Number (Optional): State (optional): Vehicle Identification Number (VIN) BMW CENTER INFORMATION (Required) BMW Center Name BMW Center Code Completed By: Phone Number: TERMS OF SERVICE OWNERSHIP TYPE (Required) CREDIT CARD INFORMATION BMW of North America will pay the subscription fee for the Safety & Convenience Services described below and in Section 7 of this Agreement as well as all taxes and other charges described in Section 8 of this Agreement for you for the first year of this Agreement (from the original in-service date of the vehicle). Thereafter, you will be responsible for all costs and charges payable under this Agreement (including without limitation any and all amounts payable under Section 15.) UNLESS YOU CANCEL THIS AGREEMENT AS PROVIDED IN SECTION 6, YOU WILL BE RESPONSIBLE FOR PAYING APPLICABLE SUBSCRIPTION FEES, TAXES AND OTHER CHARGES AFTER EXPIRATION OF THE PAID PERIOD, AS PROVIDED IN SECTIONS 7 & 8. RETAIL SALE/LEASE To take advantage of our pre-paid program for multiple years of service, please select one of the following options. Your credit card will be charged immediately if a prepaid option is selected or required. BMW paid period BMW paid period + 1 add’l yr. Prepaid $240 BMW paid period + 2 add’l yrs. Prepaid $450 BMW paid period + 3 add’l yrs. Prepaid $660 If you are purchasing a BMW with less than 2 months remaining service, please select one of the following options. 1 Year Prepaid $240 (min. requirement) 2 Years Prepaid $450 3 Years Prepaid $660 Automatic Renewal BMW DEMO / BMW EMPLOYEE VEHICLE (Primary Subscriber Information Required) Type of Credit Card: VS AE MC DSCR DCB Credit Card Number: Expiration: (Month/Year) Name as it appears on card: SUBSCRIBER’S SIGNATURE (Required) I have carefully read all three pages of this agreement and agree to its terms, including the Limitations of Liability and Privacy Terms. I agree that the agreement may be signed, delivered and retained in electronic form. Signature Date SEE FOLLOWING PAGES FOR TERMS AND CONDITIONS EMERGENCY CONTACTS (Optional) - May be notified in the event of an emergency Title First Name M.I. Last Name Title First Name M.I. Last Name Relationship Relationship Evening Phone - Ext. Evening Phone - Ext. Daytime Phone - Ext. Daytime Phone - Ext. Mobile/ Cell Phone - Ext. Mobile/ Cell Phone - Ext. SAFETY & CONVENIENCE SERVICES PLAN Automatic Collision Notification: In the event of airbag deployment, the BMW Assist system will automatically transmit your location and vehicle information to the BMW Assist Response Center. A response specialist will try to speak with you. The representative will coordinate dispatch of police, fire, and/or medical emergency services to your location, even if the representative is unable to speak with you. Always wear your safety belt. Emergency Request: You may also manually request police, fire, and/or medical emergency services by activating the “Emergency” or “ SOS” button on your control display, mirror, overhead console or center console (dependent upon model). The BMW Assist system will transmit your location and vehicle information to the BMW Assist Response Center. A response specialist will try to speak with you. The specialist will co-ordinate dispatch of the appropriate police, fire, and/or medical emergency services to your location, notify your emergency contacts, and link BMW Roadside Assistance, as you need and request. Enhanced Roadside Assistance: If in need of roadside assistance (such as flat tire, out of gas, etc.), you may activate the “Wrench” “Assist” or “Roadside Assistance” button on your mirror, control display, overhead console or center console (dependent upon model). The BMW Assist system will transmit your location and vehicle information to the BMW Assist Response Center. A response specialist will speak with you and link you to BMW Roadside Assistance for an accurate dispatch. Concierge: For reservations, tickets to events, service referrals, tourist info, errand running, and just about all your entertainment, travel, leisure or shopping needs, dial toll free 800-233-8896 from any phone. Your BMW Assist Concierge is ready to help you, 24 hours a day, 7 days a week. TeleService: On 5 and 6 Series, vehicle maintenance data is sent to BMW of North America and your preferred center manually or automatically in order to schedule your service and maintenance needs. SUBSCRIBER COPY -

This is a legal agreement between the subscriber (“you”), and BMW of North America, LLC (“BMW”), governing the provision of BMW Assist Services to your BMW vehicle. Whether or not you have signed this agreement, by activating and using the BMW Assist Services, you accept and agree to be bound by the terms and conditions of this agreement.

TERMS AND CONDITIONS

1. BMW Assist Services. BMW will provide, through its authorized subcontractor (“ATX”), the mobile monitoring and support services (“BMW Assist Services”) included in the Service Plan. A description of the BMW Assist Services appears in your vehicle’s owner’s manual and in the informational brochure available from the BMW Assist Response Center upon request. BMW and ATX reserve the right, without prior notice, to add, change or delete services included in the BMW Assist Services provided to you. ATX may also withhold Services, or may use the Services to locate the BMW vehicle, if ATX reasonably believes that you are not the lawful owner or lessee of the vehicle.

2. Wireless Services. BMW Assist Services uses commercial mobile wireless services purchased from one or more third party providers (the “Underlying Wireless Carrier”). This agreement does not give you any rights against the Underlying Wireless Carrier selected for the BMW Assist Services. The Underlying Wireless Carrier is, however, an intended third party beneficiary of the protections of this agreement.

3. Service Limitations. The BMW Assist Services are provided by BMW through ATX, using an embedded telematics device installed in your vehicle (the “BMW Assist Unit”), which receives global positioning satellite (GPS) signals and communicates with the response center via wireless and landline communications networks. The BMW Assist Unit does not have the ability to receive calls and may only place calls to ATX as permitted under this agreement. The availability and use of BMW Assist Services are subject to many limitations, including the following: (a) Services are available only if you have filled out, signed and submitted the BMW Assist subscriber agreement and the BMW Assist Response Center has received the agreement; (b) Services are available only if your vehicle ignition is on, and your vehicle battery is charged and connected; (c) Services are available only within the 50 United States, Canada and Puerto Rico, (d) Services are available only when the BMW Assist Unit is in range of a transmission site of the Underlying Wireless Carrier, or a transmission site of another company that has agreed to carry its calls, and there is sufficient network capacity at that moment; (e) Services will not be available if the wireless network requires the use of PIN codes; (f) Services may be impaired by land-line and wireless communications problems caused by atmospheric or topographical conditions, busy cells, capacity limitations, equipment problems, equipment maintenance, and other factors and conditions; (g)There are places, particularly in remote areas, with no service at all from the Underlying Wireless Carrier; (h) Services may be affected by inherent limitations of your vehicle’s electrical system and architecture, or if any of the components of your vehicle’s BMW Assist Unit have been damaged or are defective; (i) Services are not available if the GPS system is not working (map CD or DVD may be required) or the signals are obstructed; (j) Certain programming limitations of the GPS system may impair ATX’s ability to determine your vehicle’s precise location; (k) Services may be limited to geographic areas where map data and emergency (911) contact information is available in ATX’s databases, which may be less than that which is otherwise generally available; and (l) Your BMW Assist Unit uses either analog or digital cellular telephone signals. If the Underlying Wireless Carrier terminates or restricts analog or digital service, the BMW Assist Services may not be available.

4. Terminating or Transferring BMW Assist Services. You or a subsequent owner of your vehicle may terminate your account for BMW Assist Services to your vehicle, upon submission of proper documentation to ATX. If you sell your vehicle during the initial “BMW-paid period” of Service, the new owner may assume the remaining “BMW-paid period” of Service. If you have prepaid for Services and sell your vehicle, you may apply to ATX for a prorated refund (subject to a $25 cancellation fee), but you may not transfer the prepayment to a new owner of your vehicle. If you sell your vehicle, notify BMW Assist Customer Care at 1-888-333-6118.

5. Your Duties. You agree to: (a) be fully responsible for the protection of your password; (b) use the emergency and roadside BMW Assist Services only for actual emergencies and roadside assistance needs; (c) follow the instructions for use of the BMW Assist Unit and the BMW Assist Services; (d) furnish all contact and other information requested by ATX and notify ATX immediately of any change in the information or in the ownership of your vehicle; (e) properly maintain your vehicle and the BMW Assist Unit; (f) not use the BMW Assist Services in violation of any laws or for any unlawful or abusive purpose; (g) not use the BMW Assist Services in any manner unintended by ATX, BMW, or the Underlying Wireless Carrier; (h) not use the BMW Assist Services in any manner that could harm ATX, BMW, the Underlying Wireless Carrier, or any other person; (i) use the map, routing and traffic information or other content included in the BMW Assist Services only for your own personal use and not resell, retransmit or modify the information and content; and (j) comply with any other reasonable requirements or restrictions requested or imposed by BMW, ATX or the Underlying Wireless Carrier.

6. Service Duration. The initial term of this agreement is specified on the front on this agreement. This agreement will automatically renew for successive one-year renewal terms, unless you or BMW provides notice of cancellation to the other party at least 15 days before the beginning of the next renewal term. You may cancel service either by sending a written cancellation notice to ATX at 8550 Freeport Parkway, Irving, TX 75063 or by calling BMW Assist Customer Care at 1-888-333-6118. You will need your password to cancel service. ATX will send written notice to you at least 45 days before the beginning of any renewal term, or if BMW is changing the subscription fee or any of the BMW Assist Services included in your Service Plan. If you fail to timely deliver a cancellation notice, then your BMW Assist Services will continue and you will be charged for another year. If you elect not to renew this agreement, you will not have access to any of the BMW Assist Services.

7. Subscription Fee. The subscription fee for the Service Plan you have selected is payable in advance of the renewal term. The subscription fee is refundable as described in section four (4) of the terms and conditions of this agreement. For any late payment you may be charged a $5.00 late fee. By providing your credit card number, you authorize ATX, on behalf of BMW, to charge your account for all fees, taxes and other amounts due under this agreement. Having your credit card information on file ensures the continuity of your BMW Assist Safety and Convenience Services at the end of the BMW-paid period. Your credit card information is 128-bit SSL encrypted during transmission, using the highest security services available. This information is kept private and confidential per the BMW Assist privacy policy, available at www.bmwusa.com.

8. Taxes and Other Charges. You are responsible for and agree to pay all sales and telecommunications taxes, and all other taxes, fees and charges imposed on you, ATX, BMW, the Underlying Wireless Carrier or the BMW Assist Unit manufacturer, in connection with the purchase and installation of the BMW Assist Unit and the provision and use of the BMW Assist Services. The taxes, fees and charges will be added to your bill.

9. Termination or Modification for Excessive Use. If ATX determines that your usage of the BMW Assist Services is so excessive that it interferes or could interfere with ATX’s ability to provide timely, high-quality telematics services to its other subscribers, or if ATX determines that your usage constitutes a nuisance or is otherwise not consistent with the terms of this agreement, then ATX may in its discretion suspend, modify or terminate the BMW Assist Services provided to you, without any advance notice. These rights are in addition to those in “Default and Termination” below.

10. Responsibility in Emergency Situations. When ATX receives an emergency signal from your vehicle, ATX will attempt to determine if an emergency exists. If ATX determines that an emergency exists, ATX will attempt to contact the appropriate public safety access point to request assistance. ATX may also attempt to call one of your third party emergency contacts. Neither ATX nor BMW guarantee that ATX will actually receive an emergency signal or call from your vehicle or that ATX will successfully contact the appropriate emergency agency or your third party emergency contacts if it does receive an emergency signal or call, or that emergency personnel will respond to the call or locate your vehicle. Neither ATX, nor BMW nor the Underlying Wireless Carrier is responsible for any failure or delay in responding to an emergency or for the quality of service delivered, whether the failure is the fault of ATX, BMW, the Underlying Wireless Carrier or any other third party service provider. You release ATX, BMW, the Underlying Wireless Carrier and any other third party service providers from all liabilities and losses (including physical injury or death) that you or others may suffer in an emergency situation.

11. Default and Termination. If you fail to timely pay any amount due under this agreement, BMW may terminate this agreement upon 10 days written notice to you. If you breach any other term of this agreement, BMW may terminate this agreement upon 30 days written notice to you. These rights are in addition to any others ATX or BMW may have. If ATX or BMW brings an action to enforce its rights against you, you agree to pay all reasonable costs of enforcement, including attorneys’ fees. IF BMW TERMINATES THIS AGREEMENT, YOU WILL NOT BE ABLE TO ACCESS THE BMW ASSIST SERVICES, AND YOU WILL NOT BE ENTITLED TO A REFUND OR CREDIT.

12. Force Majeure. ATX and BMW will not be responsible for the failure to provide BMW Assist Services to you if caused by any of the following: any act or omission of the Underlying Wireless Carrier or any other wireless carrier (including interruption of wireless service), any emergency agency or any other third-party service or product provider; equipment failures or shortages; damage to the ATX response center, any land or wireless communications networks or the GPS system; acts of nature, labor strikes or war; or any other act or event that is outside of the reasonable control of ATX and BMW. UNDER ANY OF THESE CIRCUMSTANCES, ATX OR BMW MAY AT ITS OPTION SUSPEND OR TERMINATE ALL OR SOME OF THE BMW ASSIST SERVICES OR TERMINATE THIS AGREEMENT WITHOUT PRIOR NOTICE TO YOU AND WITHOUT ANY LIABILITY. MOREOVER, YOU WILL NOT BE ENTITLED TO A REFUND OR CREDIT.

13. Third Party Beneficiaries. The following parties are considered intended third party beneficiaries under this agreement: ATX; affiliates of ATX and BMW; BMW centers; the Underlying Wireless Carrier and its affiliates, and any other third party service and product providers involved in delivering the Services (for example, providers of map data, traffic and routing information, concierge and other content). The disclaimer of warranties, limitations of liability, and other protections of this agreement extend to these third party beneficiaries. To the extent any of these third party beneficiaries impose further terms and conditions on providing services (for example, the end user terms covering navigation and location data), by using the BMW Assist Services, you also agree to be bound by those additional terms and conditions a copy of which can be obtained upon request at customercare@bmwassist.com or by telephone at 888-333-6118.

14. Disclaimer of Warranties. Your vehicle’s limited warranty includes the BMW Assist Unit in your vehicle, but does not cover the BMW Assist Services or the wireless service. NEITHER ATX, BMW, THE UNDERLYING WIRELESS CARRIER, NOR ANY OTHER THIRD PARTY BENEFICIARY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, REGARDING THE SERVICES (INCLUDING ANY CONTENT OR OTHER INFORMATION DELIVERED TO YOU AS PART OF THE SERVICES), OR THE UNDERLYING WIRELESS CARRIER’S WIRELESS SERVICE, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ALL WARRANTIES WITH RESPECT TO THE SERVICES AND THE UNDERLYING WIRELESS CARRIER’S WIRELESS SERVICE ARE EXPRESSLY DISCLAIMED.

15. Limitations of Liability.

a. The BMW Assist Services are provided to you merely as a convenience and are not intended as a substitute for insurance. The amount of fees for BMW Assist Services are not related to the value of your vehicle or its contents or to the potential cost of any injury or loss suffered by you or anyone else. You should obtain and maintain adequate insurance covering such injuries and losses. YOU AGREE TO RELEASE BMW, ATX, THE UNDERLYING WIRELESS CARRIER AND EACH OTHER THIRD PARTY BENEFICIARY FROM ALL CLAIMS, LIABILITIES AND LOSSES IN CONNECTION WITH THE BMW ASSIST SERVICES, INCLUDING, BUT NOT LIMITED TO CLAIMS FOR PERSONAL INJURY OR PROPERTY DAMAGE ARISING FROM THE TOTAL OR PARTIAL FAILURE OF PERFORMANCE OF THE BMW ASSIST SERVICES, EVEN IF CAUSED BY THE NEGLIGENCE OF ATX, BMW, OR THE UNDERLYING WIRELESS CARRIER OR THE MALFUNCTION OF THE BMW ASSIST UNIT. YOU AGREE TO INDEMNIFY BMW, ATX, THE UNDERLYING WIRELESS CARRIER AND EACH OTHER THIRD PARTY BENEFICIARY AGAINST ALL SUCH CLAIMS, LIABILITIES AND LOSSES BROUGHT BY THIRD PARTIES. YOU FURTHER AGREE THAT THIS RELEASE EXTENDS TO ANY PARTY CLAIMING UNDER YOU AND THAT NO INSURANCE COMPANY WILL HAVE ANY RIGHT OF SUBROGATION.

b. NEITHER BMW, ATX, THE UNDERLYING WIRELESS CARRIER NOR ANY THIRD PARTY BENEFICIARY WILL BE LIABLE TO YOU OR ANY OTHER PARTY FOR CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, OR PUNITIVE DAMAGES (INCLUDING WITHOUT LIMITATION LOST PROFITS) IN CONNECTION WITH THE BMW ASSIST SERVICES OR THE BMW ASSIST UNIT, EVEN IF BMW, ATX, THE UNDERLYING WIRELESS CARRIER OR THE OTHER THIRD PARTY BENEFICIARY IS AWARE OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS APPLY TO ALL CLAIMS, INCLUDING, WITHOUT LIMITATION, CLAIMS IN CONTRACT AND TORT (SUCH AS NEGLIGENCE, PRODUCT LIABILITY AND STRICT LIABILITY). SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THOSE PARTICULAR LIMITATIONS MAY NOT APPLY TO YOU.

c. IF BMW, ATX, THE UNDERLYING WIRELESS CARRIER OR ANY OTHER THIRD PARTY BENEFICIARY IS FOUND LIABLE TO YOU FOR ANY REASON, YOU AGREE THAT THE AGGREGATE LIABILITY OF ALL THESE PARTIES TO YOU FOR ANY CLAIM IS LIMITED TO THE TOTAL AMOUNT PAID BY YOU FOR THE BMW ASSIST SERVICES DURING THE 12 MONTHS PRECEDING THE DATE YOUR CLAIM AROSE. NEITHER BMW, ATX, THE UNDERLYING WIRELESS CARRIER NOR ANY OTHER THIRD PARTY BENEFICIARY WOULD HAVE AGREED TO PROVIDE THE BMW ASSIST SERVICES TO YOU IF YOU DID NOT AGREE TO THIS LIMITATION. THIS AMOUNT IS THE SOLE AND EXCLUSIVE LIABILITY OF BMW, ATX, THE UNDERLYING WIRELESS CARRIER AND ANY OTHER THIRD PARTY BENEFICIARIES TO YOU, AND IS PAYABLE AS LIQUIDATED DAMAGES AND NOT AS A PENALTY. IN THE EVENT YOU WISH TO OBTAIN A GREATER AMOUNT ON THIS LIMITATION, YOU HAVE THE OPTION TO PURCHASE SUCH GREATER AMOUNT BY PAYING AN ADDITIONAL MONTHLY AMOUNT AND A RIDER SHALL BE ATTACHED TO THIS AGREEMENT SETTING FORTH THE ADDITIONAL CHARGE AND ADDITIONAL AMOUNT OF THE LIMITATION OF LIABILITY. EXCEPT WHERE PROHIBITED BY LAW, YOU MAY NOT BRING ANY CLAIM AGAINST BMW, ATX, THE UNDERLYING WIRELESS CARRIER OR ANY OTHER THIRD PARTY BENEFICIARY MORE THAN ONE YEAR AFTER THE CLAIM ARISES.

16. Security on Wireless Network. The BMW Assist Services employ wireless telephone networks that use radio channels to transmit voice and data. Therefore, neither the privacy nor security of conversations or data over the wireless telephone networks can be guaranteed.

17. Privacy Terms.

a. ATX will not record, monitor or track your location or other information unless you request BMW Assist Services, or if your airbag deploys, or if required by a validly issued governmental order.

b. You agree that in conjunction with the provision of emergency, roadside assistance and other BMW Assist Services, BMW or ATX may create an electronic or other record of your vehicle’s location, direction, vehicle service needs and status and other parameters, and of any incidents involving your vehicle. You agree that these records and your account information may be retained by ATX and, to the extent applicable, furnished to BMW and its affiliates and to the Underlying Wireless Carrier and to other third party service providers. You consent to the use by ATX, BMW, the Underlying Wireless Carrier and other third party service providers of these records and your account information for the purposes of providing current and new BMW Assist Services and administering your account. You also consent to wireless communications being conducted in your vehicle to enable ATX to deliver the BMW Assist Services to you.

c. You understand that, for quality assurance and employee training purposes, ATX may monitor and record conversations between ATX’s response center specialists and your vehicle’s occupants. YOU CONSENT TO SUCH MONITORING AND RECORDING AND YOU RELEASE ATX AND BMW FROM CLAIMS, LIABILITIES AND LOSSES THAT MAY RESULT FROM ANY SUCH MONITORED AND/OR RECORDED CONVERSATIONS.

d. YOU CONSENT TO THE COLLECTION, USE AND DISCLOSURE OF INFORMATION AS DESCRIBED IN THE BMW ASSIST PRIVACY STATEMENT, WHICH MAY CHANGE FROM TIME TO TIME. You can obtain a copy of the BMW Assist Privacy Policy at www.bmwusa.com or by contacting ATX via customercare@bmwassist.com or by telephone at 888-333-6118.

e. ATX, BMW or the Underlying Wireless Carrier may be legally compelled to provide location data and other information obtained through the BMW Assist Unit to law enforcement agencies. You release ATX, BMW, the Underlying Wireless Carrier and any other third party service providers from any claim or liability based upon disclosure of information under those circumstances.

18. General Legal Matters. A waiver of any part of this agreement in one instance will not be a waiver of any other part or any other instance. Notices must be given in writing unless the receiving party expressly permits verbal notice. Notices to you will be deemed given if deposited in the U.S. mail, postage prepaid, addressed to you at the last known address as shown on the records of ATX. Notices to ATX shall be deemed given when received at 8550 Freeport Parkway, Irving, Texas 75063, attn: BMW Assist Customer Care. Notices to BMW shall be deemed given when received at 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677 attn: Customer Relations. We may assign this agreement in whole or in part without notifying you. If any portion of this agreement is held to be invalid or unenforceable by a court, the balance of the agreement will continue to be valid and enforceable. This agreement is governed by New Jersey law. This agreement, including disclaimer of warranties and limitations of liability, will be enforceable against your heirs, successors and assigns. This agreement and the documents to which it refers form the entire agreement between us on these subjects. You cannot rely on any other documents or statements on those subjects. This agreement is not for the benefit of any third party except as expressly provided above.